UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2024

Tenaya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40656	81-3789973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard, Suite 500

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 825-6990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	TNYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 14, 2024, Tenaya Therapeutics, Inc. (“Tenaya”) issued a press release announcing Tenaya’s financial results for the quarter ended March 31, 2024 (“the Earnings Press Release”). The full text of the Earnings Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 14, 2024, Tenaya announced cost containment measures, including a committed plan to reduce its workforce (the “Workforce Reduction”). The cost containment measures align with Tenaya’s focus on generating data from its clinical-stage gene therapy programs.

Employees impacted by the Workforce Reduction were notified on May 13, 2024, and represent approximately 22% of the workforce. In connection with the Workforce Reduction, Tenaya estimates that it will incur approximately $1.3 million to $1.5 million, of aggregate charges, primarily related to employee cash severance and continuing health benefits, which costs are expected to be substantially recognized during the second quarter of 2024.

The foregoing estimates that Tenaya expects to incur in connection with the Workforce Reduction are contingent upon various assumptions and actual results may differ. Tenaya may also incur additional costs not currently contemplated due to events related to or resulting from the Workforce Reduction.

A copy of the press release announcing the cost containment measures is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the continued development of Tenaya’s clinical-stage gene therapy programs and the implementation of the Workforce Reduction, including expected charges relating thereto and the objectives and anticipated timing thereof. Actual results may differ from those set forth in or implied by this Current Report on Form 8-K due to the risks and uncertainties associated with Tenaya’s ability to conduct clinical trials of TN-201 and TN-401 sufficient to achieve a positive completion; risks related to the potential failure of TN-201 and TN-401 to demonstrate safety and efficacy in clinical trials; Tenaya’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; the uncertain timing and level of expenses associated with the development of TN-201 and TN-401; risks related to Tenaya’s ability to implement the Workforce Reduction and its impact on Tenaya’s business; the level of charges resulting from the Workforce Reduction; market competition; changes in economic and business conditions, and other factors described in Tenaya’s other filings with the Securities Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and Tenaya specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Tenaya Therapeutics, Inc., dated May 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.
	By:	/s/ Leone D. Patterson, M.B.A.
Leone D. Patterson, M.B.A.
Chief Financial and Business Officer

Date: May 14, 2024